FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington D.C. 20549

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                  April 5, 2002


                    MEVC DRAPER FISHER JURVETSON FUND I, INC.
           (Exact name of the registrant as specified in its charter)

          Delaware                    814-00201                94-3346760
(State or other jurisdiction         (Commission           (I.R.S. Employer
     of incorporation)               File Number)           Identification No.)

991 Folsom Street, Suite 301
 San Francisco, California
(Address of principal executive                                    94107
          offices)                                               (Zip Code)

Registrant's telephone number, including area code: (415) 977-6150

                                       N/A
          (Former name or former address, if changed since last report)


Item 5.  Other Events

On April 5, 2002, meVC Draper Fisher Jurvetson Fund I, Inc. issued the following press release:


FOR IMMEDIATE RELEASE


Contact:   Alex Zion
           Corporate Communications
           meVC
           415-977-6150 x29
           alex@mevc.com


  meVC Draper Fisher Jurvetson Fund I, Inc. Announces Vote from Annual Meeting

San Francisco, CA - April 5, 2002 - meVC Draper Fisher Jurvetson Fund I, Inc. announced today voting results on two proposals from its Annual Meeting held on March

27, 2002. Both proposals relate to the Fund's investment advisory arrangements. As a result of a last minute change in position by the New York Stock Exchange the evening before the Annual Meeting, brokers' ability to vote shares with discretion on behalf of their clients was called into question. This affected approximately half of the votes cast, all of which had been voted in favor of the proposals. The Fund originally proposed an adjournment of the Annual Meeting until April 25, 2002 to resolve the status of these broker votes and to permit shareholders the opportunity to cast their votes on the proposals. The Fund's Board of Directors has now determined not to reconvene the Annual Meeting and to announce that the two proposals have failed to receive the necessary votes for approval as of March 27, 2002. meVC Advisers, Inc. and Draper Fisher Jurvetson MeVC Management Co., LLC will continue to serve as the Fund's investment adviser and sub-adviser, respectively, pursuant to interim agreements, which under SEC rules may remain in effect for a period of 150 days from March 27, 2002. The Board has indicated that during this period it will consider options available to the Fund in light of the outcome of the Annual Meeting.

The Fund previously announced that Larry Gerhard was re-elected to the Board of Directors at the Annual Meeting.

"We have closed the meeting and over the coming weeks we will be listening and actively soliciting our individual shareholders input on how best to proceed," said John M. Grillos, Chairman and CEO of the meVC Draper Fisher Jurvetson Fund
I. "We would also hope that in the coming weeks we may find some common ground of understanding with those shareholders who have raised some questions concerning the Fund."


About the meVC Draper Fisher Jurvetson Fund I, Inc.

meVC Draper Fisher Jurvetson Fund I, Inc., an information technology venture capital fund, was formed through a collaborative effort between meVC, a Delaware corporation, and Draper Fisher Jurvetson, a leading venture capital investment firm. The Fund's investment objective is long-term capital appreciation from venture capital investments in information technology companies, primarily in the Internet, e-commerce, telecommunications, networking, software and information services industries. Additional information may be obtained by writing to meVC Draper Fisher Jurvetson Fund I, Inc., 991 Folsom Street, San Francisco, California 94107, Attention: Secretary or by calling 877-474-meVC
(6382).

About meVC

meVC is the first venture capital investment management firm to provide all individual investors access to private equity investments. meVC plans to sponsor a family of venture capital funds that invest in various venture capital industry sectors and geographic regions. In March of 2000, meVC launched its first Fund, a $330 million venture capital fund emphasizing investments in information technology companies. The Fund began trading on the New York Stock Exchange on June 26, 2000 under the symbol "MVC." The company is headquartered in San Francisco, California, and can be reached via the Web at www.meVC.com or at 415-977-6150.


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Statements in this announcement other than historical data and information constitute forward looking statements that involve risks and uncertainties that could cause actual results to differ materially from those stated or implied by such forward-looking statements. Potential risks and uncertainties may include, but are not limited to, recent changes in senior management, fluctuations in operating results, market conditions and changes in technology and increased competition.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed by the undersigned, thereunto duly authorized.

                                 MEVC DRAPER FISHER JURVETSON FUND I, INC.

Date: April 8, 2002              /s/  JOHN M GRILLOS
                                 -----------------------------------------------
                                 John M. Grillos
                                 Chairman, Chief Executive Officer, Director



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